Exhibit 99.1

Superior Energy Announces Bankruptcy Court Confirmation of its Plan of Reorganization; $1.3 Billion in Debt to be Converted into Equity

January 19, 2021

Houston—(BUSINESS WIRE)—Superior Energy Services (OTCM: SPNX) (“Superior” or the “Company”) announced today that the U.S. Bankruptcy Court for the Southern District of Texas confirmed its Plan of Reorganization, whereby the Company’s $1.3 billion in debt would be converted into equity and the company would emerge debt-free.

“This confirmation order marks a key milestone in the Company’s reorganization process, and we look forward to emerging in the near future with a strengthened capital structure and greatly improved ability to compete,” said David Dunlap, President and CEO of Superior. “We are pleased with the results of this hearing, and we thank our employees, customers, lenders and suppliers for helping us to achieve this very favorable outcome.”

Ducera Partners LLC and Johnson Rice & Company L.L.C. are acting as financial advisors for the Company, Latham & Watkins LLP and Hunton Andrews Kurth LLP are acting as legal counsel, and Alvarez & Marsal is serving as restructuring advisor. Evercore L.L.C. is acting as financial advisor for the ad hoc group of noteholders with Davis Polk & Wardwell LLP and Porter Hedges LLP serving as legal counsel. FTI Consulting, Inc. is acting as financial advisor for the agent for the Company’s secured asset-based revolving credit facility with Simpson Thacher & Bartlett LLP acting as legal counsel.

About Superior

Superior Energy serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells. For more information, visit http://www.superiorenergy.com.

Forward-Looking Statements

All statements in this press release (and oral statements made regarding the subjects of this communication) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Superior, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements regarding the timing and effect of the recapitalization; Superior’s ability to satisfy the conditions to that certain Amended and Restated Restructuring Support Agreement dated December 4, 2020 and obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; the outcomes of Bankruptcy Court rulings in the Chapter 11 Cases; general market and economic conditions; changes in law and government regulations; and other matters affecting Superior’s business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Superior’s Annual Report on Form 10-K for the year ended December 31, 2019, and those set forth from time to time in Superior’s filings with the Securities and Exchange Commission. Except as required by law, Superior expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

No Solicitation or Offer

Any new securities to be issued pursuant to the restructuring transactions may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws but may be issued pursuant to an exemption from such registration provided in the U.S. bankruptcy code. Such new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this press release a solicitation of consents to or votes to accept any chapter 11 plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Contacts

Paul Vincent, VP of Treasury and Investor Relations,

(713) 654-2200

1001 Louisiana St., Suite 2900

Houston, TX 77002